Exhibit 99.4
CONSENT OF DIRECTOR NOMINEE
          I hereby consent to being named in the Registration Statement on Form S-11 of Aviv REIT, Inc. (the “Company”), and to serve as a director of the Company.
Dated: September 11, 2009
Signature

/s/ Avi Lewittes
Avi Lewittes